VIDEOLAN TECHNOLOGIES, INC.
                      A Delaware Corporation
                             BY-LAWS



                            ARTICLE I

                           Stockholders

     1.   Annual Meeting.

     An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     2.   Special Meetings.

     Special meetings of stockholders for any purpose or purposes may be hold at any time upon call of the Chairman of the Board, the Vice-Chairman, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice.

     3.    Notice of Meetings.

     Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the Vice-Chairman, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

     4.   Quorum.

     Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of shares of capital stock entitled to cast a majority of the votes entitled to be cast at the meeting shall be Present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Article 1, Section 5 of these By-Laws until a quorum shall attend.

     5.    Adjournment.

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a now record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     6.   Organization.

     The Chairman of the Board, or in his absence the Vice-Chairman, if any, or in their absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board falls to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice-Chairman, if any, the President, and all Vice Presidents.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     7.   Voting.

     Except as otherwise provided by the Delaware General Corporation Law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and hold at which a quorum is present, a majority of the votes cost at such meeting upon a given question by the holders of outstanding shares of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question; provided, however, if a separate vote by a class or classes is required, a majority of the votes cast at such meeting by the holders of outstanding shares of stock of each such class shall decide such question for such class. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

     8.  Consent of Stockholders in Lieu of Meeting.

          (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (a) of this Section.

          (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the actions taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          (d) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in paragraph (a) of this Section, the Corporation shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

          (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

          (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation. If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable.
A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are required.

          (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

          (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

     9. Advance Notice Procedures.

          (a) General. The business to be conducted at any meeting of stockholders of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this Article I and in Article II of these By-laws.

          (b) Notification of Stockholder Business. At any special meeting of stockholders only such business shall be conducted as shall have been set forth in the notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (b) constitute a proper subject to be brought before such meeting.

     For business (other than the election of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be either delivered to or mailed and received at the principal executive offices of the Corporation not later than 90 days in ad-vance of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, and (e) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in ac-cordance with the procedures set forth in this Article I, Section
9. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefor and/or (ii) such business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting or not a proper subject therefor shall not be transacted.

     (c) Meeting Delay. For purposes of this Article I, Section 9, and Section 3 of Article I of these By-laws, reference to a re-quirement to deliver notice or information to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to stockholders. For purposes of these By-laws, notice shall be deemed to be first given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934.


                            ARTICLE II

                        BOARD OF DIRECTORS

     1    Number and Term of Office.

     The business, property. and affairs of the Corporation shall be managed by or under the direction of the Board of three directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor has been elected and qualified.

     2.   Meetings.

     Regular meetings of the Board of Directors may be hold without notice at such time and place as shall from time to time be determined by the Board.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the Vice-Chairman, if any, the President, or by a majority of the directors then in office.

     3.   Notice of Special Meetings.

     The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mall at least three days before the meeting, or by telegram, cable, radiogram, or personal service at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     4.   Quorum and Organization of Meetings.

     A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less then a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice of waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum Is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his absence by the Vice-Chairman, if any, or in their absence by the President, or in their absence by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     5.   Committees.

     The Corporation shall have an audit committee, a compensation committee and such other committees as the Board of Directors may, by resolution passed by a majority of the whole Board. designate. Each committee shall consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, and except as provided in the Delaware General Corporation Law, shell have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other then of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     6.   Action Without Meeting.

     Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

     7.   Telephone Meetings.

     Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     8.  Notification of Nominations.

     Except for directors selected by or pursuant to the provisions of the Certificate of Incorporation or any resolution of the Board of Directors set forth in a Certificate of Designation in effect relating to the rights of the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, or for directors elected pursuant to the provisions of Article V, Section 3 [Vacancies] hereof, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provision of this Article II, Section 8 may be elected to and may serve upon the Board of Directors of the Corporation. Subject to the rights of holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section
Article II, Section 8, notice shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Each such notice shall set forth:

     (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

     (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nomi-nate the person or persons specified in the notice;

     (c) a description of all arrangements or understandings be-tween the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and
(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

     To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.




                           ARTICLE III

                             OFFICERS

     1.   Executive Officers.

     The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as It may doom necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     2.   Powers and Duties.

     The Chairman of the Board, or, in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board, the President, a Vice President appointed by the Chairman of the Board, or, if the Chairman of the Board falls to make such appointment by the Board, shall perform all duties of the chief executive officer. The Officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                            ARTICLE IV

              RESIGNATIONS, REMOVALS, AND VACANCIES

     1.   Resignations.

     Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it affective.

     2.   Removals.

     The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by a unanimous written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or the appointment of any member of any committee and may, with or without cause, disband any committee.

     Except as otherwise limited by the Delaware General
Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of shares entitled at the time to cast a majority of the votes entitled to be cast at an election of directors.

     3.   Vacancies.

     Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less then a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen Is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

                            ARTICLE V

                          CAPITAL STOCK

     1.   Stock Certificates.

     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     2.   Transfer of Shares.

     Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     3.   Fixing Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be. more then 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date Is adopted, and which record date shall be not more than 60 days prior to such action.

     4.   Lost Certificates.

     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a now certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such-sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnity the Corporation against any claim that may, be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     5.   Regulations.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                            ARTICLE VI

                          MISCELLANEOUS

     1.   Corporate Seal.

     The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

     2.   Fiscal Year.

     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     3.   Notices and Waivers Thereof.

     Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers by telegram, cable, facsimile, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, facsimile or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mall with postage thereon prepaid.

     Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws. a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     4.   Stock of Other Corporations or Other Interests.

     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice-Chairman, if any, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, the Chairman of the Board, the Vice-Chairman, if any, or the President, shall have full Power and authority on behalf of this Corporation to attend and to act and vote In person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers Incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Vice-Chairman, if any, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                           ARTICLE VII

                            AMENDMENTS

     The holders of shares entitled at the time to vote for the election of -directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of the votes entitled to be cost by the holders of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of shares entitled at the time to cast a majority of the votes entitled to be cast for the election of directors.

                           ARTICLE VIII
                         INDEMNIFICATION
     1.   Indemnification Generally
     The Corporation shall lndemnify each person who was or is made a party or is threatened to be made a party to or is involved In any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of which he or she Is the legal representative, is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, whether the basis Of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or alleged action in any other capacity while serving as a director, officer, employee, or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all cost, expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred by such person or on his or her behalf in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. The right to Indemnification conferred In this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses Incurred In defending any such proceeding in advance of Its final disposition provided that, if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be lndemnified by the Corporation as authorized In this Article VIII or otherwise. The termination any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not moot any standard of conduct for Indemnification imposed by the General Corporation Law.

     2.   Indemnification for Costs and Expenses for Successful
Party.

     Notwithstanding the other provisions of this Article VIII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Article VIII, Section 1, or in the defense of any claim, Issue, or matter therein, he shall be indemnified against all costs, charges, and expenses (including attorneys' fees) actually and reasonably Incurred by him or on his behalf in connection therewith.

     3.   Determination of Right to Indemnification.

     Any indemnification under Article VIII, Section 1 (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that Indemnification of the director, officer, employee or agent Is proper in the circumstances because he has met the applicable standards of conduct sat forth in the Delaware General Corporation Law. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by Independent legal counsel in a written opinion, or (c) by the stockholders.

     4.   Advance of Costs, Charges and Expenses.

     Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Article VIII, Section 1 of this
Article VIII in defending a civil or criminal action, suit, or proceeding (including investigations by any government agency and all costs, charges, and expenses incurred In preparing for any threatened action, suit, or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of such costs, charges, and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or Is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be lndemnified by the Corporation as authorized in this Article VIII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation's counsel to represent such person in any action, suit, or proceeding, whether or not that Corporation is a party to such action, suit, or proceeding.

     5.   Procedure for Indemnification.

     Any indemnification under Article VIII, Section 1 or advance of costs, charges, and expenses under Article VIII, Section 4 shall be made promptly, and in any event within 60 days, upon the written request of the director or officer directed to the Secretary of the Corporation. The right to Indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses Incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges, and expenses under Article VIII, Section 4 where the required undertaking, if any, has not been received by the Corporation) that the claimant has not met the standard of conduct, if any, sat forth in the General Corporation Law, but, to the extent permitted by applicable law, the burden of proving that such standard of conduct has not been met shall be on the Corporation. To the extent permitted by applicable law, neither the failure of the Corporation (including its Board of Directors, Its independent legal counsel, and Its stockholders) to have made a determination prior to the commencement of such action that Indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, set forth in the General Corporation Low, nor the fact that there has been an actual determination by the Corporation (including lt3 Board of Directors, its independent legal counsel, and Its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     6.   Other Rights; Continuation of Right of indemnification.

     The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking Indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate heirs, executors and administrators of such person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article VIII Is In effect. No amendment or repeal of this Article VIII or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to Indemnification which such person may have, or change or release any obligations of the Corporation, under this Article VIII with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit, or proceeding based in whole or substantial part on any act, actual or alleged, which takes place before or while this Article VIII is in effect. The provisions of this
Article VIII, Section 6 shall apply to any such action,, suit, or proceeding whenever commenced, Including any such action, suit, or proceeding commenced after any amendment or repeal of this Article
VIII. The right to Indemnification and advancement of expenses conferred on any person by this Article VIII shall not limit the Corporation from providing any other indemnification permitted by law.

     7.   Definitions.

     For purposes of this Article VIII:

               (a) "the Corporation" includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence continued, would have had power and authority to lndemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the some position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

               (b) "other enterprises" includes employee benefit plans, including but not limited to any employee benefit plans of the Corporation;

               (c) "serving at the request of the Corporation" includes, but is not limited to, any service which imposes duties on, or involves services by, a director or officer of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

               (d) "fines" shall Include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

               (e) service as a partner, trustee, or member of management or similar committee of a partnership or joint venture or as a director, officer, employee or agent of a corporation which is a Partner, trustee, or joint venturer, shall be considered service as a director, officer, employee, or agent of the partnership, joint venture, trust, or other enterprise.

     8.   Saving Clause.

     If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless lndemnify each director and officer of the Corporation as to costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or In the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

     9.   Indemnification of Other Persons.

     If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under the General Corporation Law to the fullest extent permitted by such statute.

     10.  Insurance.

     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer. employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprises against any expense, liability or loss. whether or not the Corporation would have the power to indemnify such person under the General Corporation Law of the State of Delaware.